UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2017

Orbital ATK, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01. Other Events.

Date of the 2017 Annual Meeting of Stockholders

The Board of Directors of Orbital ATK, Inc. (the “Company”) has established August 10, 2017 as the date of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), which will be held at 9:00 a.m. Eastern Time at the Company’s headquarters located at 45101Warp Drive, Dulles, Virginia 20166.  Stockholders of record as of the close of business on June 14, 2017 will be entitled to notice of, and to vote at, the 2017 Annual Meeting.

Stockholder Proposals and Nominations for the 2017 Annual Meeting

A stockholder of the Company who wishes to present a proposal for consideration at the 2017 Annual Meeting without including it in the Company’s proxy statement or to nominate an individual for election as a director must comply with the requirements of the Company’s Bylaws and deliver such proposal or nomination to the Company no later than the close of business on May 15, 2017.  Any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement for the 2017 Annual Meeting must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934 and deliver such proposal to the Company no later than May 26, 2017.  Submissions should be addressed to Corporate Secretary, Orbital ATK, Inc., 45101Warp Drive, Dulles, Virginia 20166.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

	By:	/s/ Thomas E. McCabe

	Name:	Thomas E. McCabe
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 5, 2017